EARN-OUT AGREEMENT

          THIS EARN-OUT AGREEMENT ("Agreement") made as of October 8, 1997 by and among NSA Acquisition Corporation, a New York corporation ("Buyer"), Outsourcing Solutions Inc., a Delaware corporation ("OSI"), North Shore Agency, Inc., a New York corporation ("North Shore"), Automated Mailing Services, Inc., a New York corporation ("AMS"), Mailguard Security Systems, Inc., a New York Corporation ("Mailguard"), and DMM Consultants, a sole proprietorship of David Klein ("DMM Consultants;" collectively, the "Sellers").

                                    RECITALS

          A. Pursuant to an asset purchase agreement among OSI, Buyer, Sellers and certain other parties, dated October 8, 1997 (the "Purchase Agreement"), Buyer acquired the assets of Sellers, effective this date.

          B. Pursuant to Section 2.3 of the Purchase Agreement, payments under this Earn-out Agreement shall be additional purchase price consideration for the Assets (as defined in the Purchase Agreement) of Sellers.

          C. All capitalized terms used herein which are defined in the Purchase Agreement shall have the meanings herein as are ascribed to such terms in the Purchase Agreement unless otherwise expressly provided for herein.

          NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto, intending to be legally bound, do hereby agree as follows:

          1. Definitions and Related Matters.

     (a) "1997 Baseline EBITDA" shall mean $4,011,000.

     (b) "Baseline EBITDA" shall mean $3,761,000.

     (c) "Buyer Benefit Package" shall mean the employee benefits package contemplated by Buyer to be offered to certain employees of Buyer on or after January 1, 1998 in lieu of or in addition to certain employee benefits available to such employees during their term of employment with Sellers; such additional benefits may include the establishment of a bonus plan for certain employees, an alternative medical coverage plan, a dental plan, an accidental death and disability insurance program, a long term disability insurance program, a life insurance program, an alternative 401(k) program, an employee assistance program and a vision plan. The Buyer Benefit Package may also include the employment of a human resources executive.

     (d) "Earnings" shall mean earnings of Buyer for purposes of calculating the Earn-out Payments. Earnings shall be determined for purposes of this Agreement with the following considerations: (i) actual moving (non-capitalized) expenses related to the relocation of Seller's operations during 1997 and/or 1998 shall not be included as expenses for purposes of calculating Earnings up to a maximum possible aggregate exclusion of $450,000 and (ii) no overhead expenses from OSI shall be charged against the earnings of Buyer other than expenses related to matters for which Buyer receives direct benefits. In addition, notwithstanding the first sentence of this subsection 1(d), Earnings for the First Payment Period (as defined below) shall be Earnings of North Shore, AMS, Mailguard and North Shore Canada (collectively, the "North Shore Affiliated Group") for the period from January 1, 1997 to the Closing Date (the "NSA Period") and Earnings of Buyer for the period from the Closing Date through December 31, 1997; and provided further that the Earnings of the North Shore Affiliated Group for the NSA Period shall be adjusted as follows: (i) salary expense for Jerome Goodman shall be reduced to an amount equal to the amount of such expense as if it were incurred at the same rate as the salary expense to be incurred by Buyer with respect to Jerome Goodman following the date hereof; (ii) fees paid to DMM Consultants shall be reduced to $379,851; (iii) salary expense for Joan Goodman shall be reduced to zero; (iv) automobile expenses shall be reduced by the amount incurred for the Toyota "Four Runner" automobile; (v) salary expense for maintenance personnel shall be reduced by $20,000; (vi) certain travel and entertainment and other miscellaneous expenses incurred by members of the Goodman family shall be reduced by an amount not to exceed $10,000; and (vii) appropriate FICA and Medicare expenses shall be reduced as appropriate in connection with the reductions referred to in clauses (i), (iii) and (v) of this sentence.

     (e) "Earn-out Payments" shall mean the payments made to Sellers pursuant to Sections 2(a), 2(b) and 2(c).

     (f)  "EBITDA"  shall  mean  Earnings   before  interest   expense,   taxes,
depreciation and amortization, each item determined in accordance with GAAP.


          2. Payments.

     (a) For the 12 month period ending December 31, 1997 (the "First Payment Period"), Buyer will pay Sellers in cash an amount equal to 50% of the amount by which EBITDA for the First Payment Period exceeds 1997 Baseline EBITDA.

     (b) For each of the 12 month periods ending December 31, 1998 (the "Second Payment Period") December 31, 1999 (the "Third Payment Period"), and December 31, 2000 (the "Fourth Payment Period"), Buyer will pay Sellers in cash an amount equal to 50% of the amount by which EBITDA for the relevant Payment Period exceeds Baseline EBITDA.

     (c) In addition to the payments contemplated by Sections 2(a) and 2(b), Buyer will pay Sellers an amount in cash depending on the EBITDA for the First Payment Period as set forth in the following table:

EBITDA for First Payment Period                           Payment to Sellers
-------------------------------                           ------------------
Equals or exceeds 1997 EBITDA Baseline                          $1,500,000
$3,961,000 to $4,010,999                                        $1,250,000
$3,911,000 to $3,960,999                                        $1,000,000
$3,861,000 to $3,910,999                                          $750,000
$3,811,000 to $3,860,999                                          $500,000
$3,761,000 to $3,810,999                                          $250,000
$3,760,999 or below                                                     -0-

     (d) With respect to the payment for each Payment Period, Buyer will pay (and OSI will cause Buyer to pay) to Sellers a preliminary payment of the aggregate Earn-out Payment due pursuant to Sections 2(a) and (b) for the applicable Payment Period on the date Buyer submits its preliminary determination to the Sellers pursuant to Section 3(a) ("Preliminary Payment Date"). In addition, with respect to the First Payment Period, Buyer will pay (and OSI will cause Buyer to pay) to Sellers a preliminary payment of the Earn-out Payment due pursuant to Section 2(c) on the Preliminary Payment Date to the extent OSI determines such payment is due to Sellers. Buyer shall pay any additional payments required pursuant to Section 3(b) promptly following the final and binding determination, pursuant to this Agreement, of the Earn-Out Payments for the applicable Payment Period. To the extent the amount of the Earn-Out Payment is less than the aggregate of preliminary payments previously paid for the applicable Payment Period, Sellers shall refund the amount in excess to Buyer promptly following the final and binding determination, pursuant to this Agreement, of the applicable Earn-Out Payment.

     (e) Payment of the Earn-Out Payments shall be distributed among Sellers in accordance with Schedule 2.5 of the Purchase Agreement.

          3. Determination of Earn-out Payments; Arbitration.


     (a) The determination of the amount of the Earn-out Payments for any Payment Period shall be determined by OSI promptly after the completion of the applicable Payment Period. The determinations of the amount of the Earn-out Payments shall be submitted to the Seller Group Representative within 75 days after end of the applicable Payment Period; provided, however, the determination of the amount of any Earn-out Payment for the First Payment Period shall be submitted to the Seller Group Representative within 90 days after end of the First Payment Period. After such submission and upon request of the Seller Group Representative, OSI will provide the Seller Group Representative with reasonable access to its records relating to the determination of the amount of Earn-Out Payments. If the Seller Group Representative does not object to the determination by OSI of the applicable Earn-out Payment by written notice of objection (the "Notice of Objection") delivered to OSI within 20 business days after receipt by Sellers of such determination, the proposed Earn-out Payment shall be deemed final and binding.

     (b) If the Seller Group Representative delivers a Notice of Objection to the determination of the Earn-out Payments within the appropriate time period, such Notice of Objection to describe in reasonable detail each of Sellers' proposed adjustments to the proposed determination of the Earn-out Payment, the Seller Group Representative and OSI shall negotiate in good faith to resolve any differences. If after 15 business days following such notice (the "Negotiation Period") any of such objections have not been resolved (the "Disputed Matters"), then such Disputed Matters shall be submitted to arbitration in Chicago, Illinois. The arbitrator (the "Arbitrator") shall be Price Waterhouse LLP. Any reference herein to the Arbitrator shall be deemed to include any member or employee thereof (who is a certified public accountant) that such firm shall designate as the Arbitrator on its behalf. The Arbitrator shall consider only the Disputed Matters, and the arbitration shall be conducted in accordance with the Commercial Rules of the American Arbitration Association then in effect. The Arbitrator shall act promptly to resolve all Disputed Matters and its decision with respect to all Disputed Matters shall be final and binding upon the parties hereto and shall not be appealable to any court. The Arbitrator shall render an opinion in writing setting forth the basis of its decision on the Disputed Matters. Each party shall pay all costs and expenses incurred by such party incident to the arbitration, provided the costs and expenses of the Arbitrator shall be shared equally by Sellers and OSI. Any portion of the Earn-out Payment that is affected by the Disputed Matter shall not be distributed until the resolution of the Disputed Matter, and upon such resolution any increase in the Earn-out Payment shall be distributed to Sellers.

          4. Outsourcing Mail Volume. OSI shall use commercially reasonable efforts to increase the EBITDA of Buyer by outsourcing mail processing volume generated from OSI subsidiaries, taking into account reasonable economic and logistical factors. Pricing for such outsourced mail volume shall be negotiated between Sellers and OSI based on reasonably competitive alternatives available to OSI. If the parties are unable to agree on pricing, performance or other relevant terms, OSI shall be under no obligation to outsource mail volume to Buyer pursuant to this section.

          5. Management of Buyer.

     (a) The operational aspects of the business of Buyer shall be conducted in all material respects, taken as a whole, as Seller conducted the operational aspects of the Business prior to the Closing Date; provided, however, that Buyer
(i) may implement the Buyer Benefit Package and (ii) may alter the operational aspects of the business of Buyer if, in the reasonable view of the board of directors of Buyer, operational aspects require revision in order to operate such business in compliance with law. Notwithstanding clause (i) of the preceding sentence, if the marginal expenses of the Buyer Benefit Package (i.e., expenses in excess of such category of expenses that would have been incurred by the Business without implementation of the Buyer Benefit Package) exceed $500,000 in any calendar year, Sellers shall have the right consider such expenses a "Disputed Management Matter" (as defined in the next section) if such expenses are unreasonable in light of the revenues being generated by the Business in the applicable year.

     (b) In the event Buyer takes actions contrary to provisions of Section 5(a), the Seller Group Representative shall promptly notify OSI in writing. Such notice shall describe in reasonable detail the basis for the Seller Group Representative's belief that the Buyer has taken action contrary to Section 5(a) ("Disputed Management Matters"). After delivery of such notice, the Seller Group Person and OSI shall negotiate in good faith (i) to revise the Earn-Out Agreement to appropriately reflect the then current operations of Buyer or (ii) to agree that no such revisions are necessary or appropriate. Revisions to the Earn-Out Agreement may include reducing Baseline EBITDA or adjusting the method of determining EBITDA for any or all payment periods. If, after 15 business days following such notice (the "Management Negotiation Period"), any of the Disputed Management Matters have not been resolved, then the Disputed Management Matters shall be submitted to arbitration in Chicago, Illinois. The arbitrator (the "Arbiter") shall be a partner, member or employee within the consulting group of Price Waterhouse LLP. The Arbiter shall consider only the Disputed Management Matters, and the arbitration shall be conducted in accordance with the commercial rules of the American Arbitration Association then in effect. In making its determination, the Arbiter shall take into consideration, among other factors, the effects of the amount and timing of any expenditures proposed by Buyer on the Earn-out Payments. The Arbiter shall act promptly to resolve all Disputed Management Matters (i) by revising the Earn-Out Agreement to appropriately adjust for the Disputed Management Matters or (ii) by determining that no revisions to the Earn-Out Agreement are necessary or appropriate. The Arbiter's decision with respect to all Disputed Management Matters and the need for any revisions to the Earn-Out Agreement shall be final and binding upon the parties hereto and shall not be appealable to any court. Each party shall pay all costs and expenses incurred by such party incident to the arbitration, provided that the costs and expenses of the Arbiter shall be shared equally by the Sellers and OSI. The provisions of this Section 5(b) shall be the sole remedy of Seller in connection with any action taken by OSI or Buyer contrary to
Section 5(a).

          6. General.

     (a) Captions. The captions herein have been inserted solely for convenience of reference and in no way define, limit or describe the scope or substance of any provision of this Agreement.

     (b) Amendments and Status as Parties. This Agreement may be amended only by a writing signed by OSI, Buyer and Sellers

     (c) Waivers. Neither this Agreement nor any term or condition hereof or right hereunder may be waived or shall be deemed to have been waived or modified in whole or in part by any party or by the forbearance of any party to exercise any of its rights hereunder, except by written instrument executed by or on behalf of that party.

     (d) Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and may not be assigned by Sellers without the consent of OSI, except that each Seller may assign its rights to the Earn-out Payments to its shareholders.

     (e) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

     (f) Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto relating to the subject matter hereof, and the parties hereto have made no agreements, representations or warranties relating to the subject matter of this Agreement that are not set forth herein.

     (g) Governing Law. The execution, interpretation and performance of this Agreement shall be governed by the internal laws of the state of New York without giving effect to principles of conflicts of law.

     (h) Merger, Consolidation, Etc. In the event Buyer merges or consolidates with another entity, or all or substantially all of Buyer's assets are acquired by another corporation, prior to the payment of Earn-out Payments for the Fourth Payment Period, OSI and Buyer shall cause the surviving or acquiring entity to assume the obligations of Buyer under this Agreement and to account for payments under this Agreement consistent with the practices of Buyer prior to such acquisition, merger or consolidation.

     (i) Notices. All notices, requests, demands and other communications hereunder shall be deemed to have been duly given if the same shall be in writing and shall be delivered (i) personally, (ii) by registered or certified mail, postage prepaid, (iii) by facsimile transmission or (iv) by overnight delivery service and addressed as set forth below:

              If to Buyer or OSI:

              Outsourcing Solutions Inc.
              390 South Woods Mill Road
              St. Louis, MO  63017
              Attention:  Timothy G. Beffa
              Fax: 314-576-1867

              If to the Seller Group Representative or Sellers:

              Jerome Goodman
              North Shore Agency, Inc.
              117 Cuttermill Road
              Great Neck, NY  11021
              Fax: (516)466-9391

              copy to:

              Pryor, Cashman, Sherman & Flynn
              410 Park Avenue
              New York, NY 10022
              Attention: Eric B. Woldenberg
              Fax: (212) 326-0806

     Any such notice shall be effective upon receipt. Any party may change the address to which notices are to be addressed by giving the other parties notice in the manner herein set forth.


THIS AGREEMENT CONTAINS ARBITRATION PROVISIONS WHICH MAY BE ENFORCED BY THE PARTIES HERETO.


          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.


NSA ACQUISITION CORPORATION


By: /s/ Peter D. Waldstein
   -------------------------------
    Peter D. Waldstein
    Vice President

OUTSOURCING SOLUTIONS INC.


By: /s/ Timothy G. Beffa
    ------------------------------
    Timothy G. Beffa
    President and Chief Executive
      Officer

 North Shore Agency, Inc.


By: /s/ Jerome Goodman
   -------------------------------
    Jerome Goodman
    President

Automated Mailing Services, Inc..


By: /s/ Jerome Goodman
   -------------------------------
    Jerome Goodman
    President



Mailguard Security Systems, Inc.


By: /s/ Jerome Goodman
   -------------------------------
    Jerome Goodman
    President




/s/ David Klein
----------------------------------
David Klein, as sole proprietor
of DMM Consultants